1
                                                                 EXHIBIT 23.1

                                   CONSENT OF
                             INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of Raytheon Company and Subsidiaries Consolidated on Form S-8 (File Nos.2-55841, 2-87308, 2-93903, 2-93871, 33-3720, 33-3723, 33-5650, 33-10811, 33-14165,
33-15242, 33-15396, 33-15397, 33- 15398, 33-21454, 33-21741, 33-22211,
33-23449, 33-23751, 33-24695, 33-49041 and 33-49033) and on Form S-3 (File Nos.
33-49045, 33-49269 and 33-59241) of our reports dated January 18,1996, on our audits of the consolidated financial statements and financial statement schedules of Raytheon Company and Subsidiaries Consolidated as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 which reports are incorporated by reference or included in this Annual Report on Form 10-K.


/s/  Coopers & Lybrand

     Coopers & Lybrand L.L.P.


Boston, Massachusetts
March 20, 1996